Exhibit 99.1

CBS BUTLER HOLDINGS LIMITED

Financial Statements

FOR THE YEARS ENDED 31 DECEMBER 2016 AND 2015

Independent Auditor's Report to the Directors, CBS Butler Holdings Limited

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of CBS Butler Holdings Limited and its subsidiaries (the Company), which comprise the consolidated statements of financial position as of December 31, 2016 and 2015, the related consolidated statements of comprehensive income, consolidated statements of changes in equity and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively, the financial statements).

We are independent of the Company in accordance with ethical requirements that are relevant to our audit of the financial statements in the United States of America, together with the International Ethics Standards Board for Accountants' Code of Ethics for Professional Accountants, and we have fulfilled our other ethical responsibilities in accordance with these requirements, respectively.

Responsibilities of Management and Those Charged with Governance for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United Kingdom (“UK GAAP”); this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error. This also includes assessing that the financial statements are prepared using the appropriate basis of accounting.

Those charged with governance are responsible for overseeing the Company's financial reporting process.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement, whether due to fraud or error. Reasonable assurance is a high level of assurance but is not a guarantee that an audit will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. We design audit procedures responsive to those risks and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error because fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation, structure, and content of the financial statements, including disclosures, and whether the financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

As part of an audit, we exercise professional judgment and maintain professional scepticism throughout the audit. We also:

•

conclude on the appropriateness of management's use of the going concern basis of accounting and based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company's ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor's report to the related disclosures in the financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor's report. However, future events or conditions may cause the Company to cease to continue as a going concern;

•

obtain sufficient appropriate audit evidence regarding the financial information of the entities or business activities within the Company to express an opinion on the financial statements. We are responsible for the direction, supervision, and performance of the consolidated audit. We remain solely responsible for our audit opinion.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies or material weaknesses in internal control that we identify during our audit.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CBS Butler Holdings Limited and its subsidiaries as of December 31, 2016 and 2015, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United Kingdom.

/s/ RSM UK Audit LLP

Portland

25 High Street

Crawley

West Sussex

RH10 1BG

United Kingdom

November 17, 2017

CBS BUTLER HOLDINGS LIMITED

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

FOR THE YEARS ENDED 31 DECEMBER 2016 AND 2015

		2016	2015
	Notes	£	£

Turnover	3	48,869,773	51,612,730
Cost of sales		(40,701,584)	(42,714,835)

Gross profit		8,168,189	8,897,895

Administrative expenses		(6,036,123)	(7,697,506)
Other operating income		-	6,651
Loss on disposal of operations	4	(26,739)	-

Operating profit	7	2,105,327	1,207,040

Interest payable and similar expenses	9	(163,556)	(205,172)
Other gains and losses		2,974	-

Profit before taxation		1,944,745	1,001,868

Taxation	10	(427,330)	(289,212)

Profit for the financial year	23	1,517,415	712,656

CBS BUTLER HOLDINGS LIMITED

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

AS AT 31 DECEMBER 2016 AND 2015

			2016		2015
	Notes	£	£	£	£

Fixed assets
Intangible assets	11		-		-
Tangible assets	12		201,745		239,239
Investments	13		39,912		39,912

			241,657		279,151
Current assets
Debtors	14	9,999,249		10,542,239
Investments	15	6,902		3,928
Cash at bank and in hand		220,837		203,364

		10,226,988		10,749,531
Creditors: amounts falling due within one year	16	(7,501,535)		(9,458,439)

Net current assets			2,725,453		1,291,092

Total assets less current liabilities			2,967,110		1,570,243

Creditors: amounts falling due after more than one year	17		-		(142,857)

Provisions for liabilities	20		(6,714)		(7,544)

Net assets			2,960,396		1,419,842

Capital and reserves
Called up share capital	22		162,500		162,500
Other reserves	23		255,025		259,215
Capital redemption reserve	23		12,500		12,500
Profit and loss reserves	23		2,530,371		985,627

Total equity			2,960,396		1,419,842

CBS BUTLER HOLDINGS LIMITED

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

FOR THE YEAR ENDED 31 DECEMBER 2016 AND 2015

		Share capital	Capital redemption reserve	Other reserves	Profit and loss reserves	Total
	Notes	£	£	£	£	£

Balance at 1 January 2015		162,500	12,500	242,816	286,510	704,326

Year ended 31 December 2015:
Profit and total comprehensive income for the year		-	-	-	712,656	712,656
Other movements		-	-	-	(13,539)	(13,539)
Credit to equity for equity settled share-based payments	26	-	-	16,399	-	16,399

Balance at 31 December 2015		162,500	12,500	259,215	985,627	1,419,842

Year ended 31 December 2016:
Profit and total comprehensive income for the year		-	-	-	1,517,415	1,517,415
Transfer		-	-	(27,329)	27,329	-
Credit to equity for equity settled share-based payments	26	-	-	23,139	-	23,139

Balance at 31 December 2016		162,500	12,500	255,025	2,530,371	2,960,396

CBS BUTLER HOLDINGS LIMITED

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED 31 DECEMBER 2016 AND 2015

		2016		2015
	Notes	£ £	£	£

Cash flows from operating activities

Cash generated from operations	24	2,945,670		9,565
Interest paid		(147,526)		(185,922)
Income taxes paid		(538,142)		(368,855)

Net cash inflow/(outflow) from operating activities		2,260,002		(545,212)

Investing activities
Purchase of tangible fixed assets		(59,473)	(111,609)
Cash outflow on disposal of subsidiaries		(26,739)	-

Net cash used in investing activities		(86,212)		(111,609)

Financing activities
Proceeds of new bank loans		-	1,500,000
Repayment of bank loans		(857,143)	(500,000)

Net cash (used in)/generated from financing activities		(857,143)		1,000,000

Net increase in cash and cash equivalents		1,316,647		343,179

Cash and cash equivalents at beginning of year		(5,777,012)		(6,120,028)
Effect of foreign exchange rates		-		(163)

Cash and cash equivalents at end of year		(4,460,365)		(5,777,012)

Relating to:
Cash at bank and in hand		220,837		203,364
Invoice discounting facility		(4,681,202)		(5,980,376)

		(4,460,365)		(5,777,012)

CBS BUTLER HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE TWO YEARS ENDED 31 DECEMBER 2016

1	Accounting policies

Group information

CBS Butler Holdings Limited (“the company”) is a private company limited by shares, and is registered, domiciled and incorporated in England and Wales. The registered office is Kings Mill, Kings Mill Lane, South Nutfield, Redhill, Surrey, RH1 5NB.

The group consists of CBS Butler Holdings Limited and all of its subsidiaries.

The group's principal activities and nature of its operations are specialist recruitment and contract technical services consultants.

Accounting convention

These financial statements have been prepared in accordance with FRS 102 “The Financial Reporting Standard applicable in the UK and Republic of Ireland” (“FRS 102”) and the requirements of the Companies Act 2006.

The financial statements are prepared in sterling, which is the functional currency of the group. Monetary amounts in these financial statements are rounded to the nearest £.

The financial statements have been prepared under the historical cost convention, modified to include certain financial instruments at fair value. The principal accounting policies adopted are set out below.

Basis of consolidation

The consolidated financial statements incorporate those of CBS Butler Holdings Limited and all of its subsidiaries (i.e. entities that the group controls through its power to govern the financial and operating policies so as to obtain economic benefits).  Subsidiaries acquired during the year are consolidated using the purchase method.  Their results are incorporated from the date that control passes.

All financial statements are made up to 31 December 2016 except Butler Wells International Limited, whose financial year ended on 24 December 2016 (24 December 2015). No significant transactions or events occurred in the period between 24 December 2016 and 31 December 2016, or between 24 December 2015 and 31 December 2015.

Where necessary, adjustments are made to the financial statements of subsidiaries to bring the accounting policies used into line with those used by other members of the group.

All intra-group transactions, balances and unrealised gains on transactions between group companies are eliminated on consolidation. Unrealised losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred.

The cost of a business combination is the fair value at the acquisition date of the assets given, equity instruments issued and liabilities incurred or assumed, plus costs directly attributable to the business combination. The excess of the cost of a business combination over the fair value of the identifiable assets, liabilities and contingent liabilities acquired is recognised as goodwill.

The cost of the combination includes the estimated amount of contingent consideration that is probable and can be measured reliably, and is adjusted for changes in contingent consideration after the acquisition date.

Provisional fair values recognised for business combinations in previous periods are adjusted retrospectively for final fair values determined in the 12 months following the acquisition date.

CBS BUTLER HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE TWO YEARS ENDED 31 DECEMBER 2016

1	Accounting policies (Continued)

Going concern

The financial statements have been drawn up on a going concern basis. The group has net current assets of £2,725,453 (2015: £1,291,092) and net assets of £2,960,396 (2015: £1,419,842) at 31 December 2016 which have been considered as part of the going concern assessment. The directors have prepared forecasts that show that the group has adequate resources to continue to trade for at least 12 months from the date of approval of these financial statements.

Turnover

Turnover is recognised at the fair value of the consideration received or receivable for services provided to customers in the normal course of business, and is shown net of VAT and other sales related taxes. Revenues earned under permanent contracts are recognised at the inception of the assignment.

Revenues earned under temporary contracts are recognised in the accounting period in which services are provided.

Intangible fixed assets - goodwill

Goodwill representing the excess of the cost of acquisition of a business over the fair value of net assets acquired is capitalised and written off over five years as in the opinion of the directors this represents the period over which the goodwill is effective. An impairment review is carried out at the end of the first full financial year following acquisition and in other periods if events or changes in circumstances indicate that the carrying values may not be recoverable.

Tangible fixed assets
Tangible fixed assets are initially measured at cost and subsequently measured at cost, net of depreciation and any impairment losses.

Depreciation is recognised so as to write off the cost of assets less their residual values over their useful lives on the following bases:

	Plant and equipment	10% - 33.3% straight line
	Fixtures and fittings	33.3% straight line

The gain or loss arising on the disposal of an asset is determined as the difference between the sale proceeds and the carrying value of the asset, and is credited or charged to profit or loss.

Fixed asset investments

The investments in artwork are initially measured at cost, and subsequently adjusted for any impairment losses. The investments are assessed for impairment at each reporting date and any impairment losses or reversals of impairment losses recognised immediately in profit or loss.

CBS BUTLER HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE TWO YEARS ENDED 31 DECEMBER 2016

1	Accounting policies (Continued)

Impairment of fixed assets

At each reporting period end date, the group reviews the carrying amounts of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, the group estimates the recoverable amount of the cash-generating unit to which the asset belongs.

The carrying amount of the investments accounted for using the equity method is tested for impairment as a single asset.  Any goodwill included in the carrying amount of the investment is not tested separately for impairment.

Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognised immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as a revaluation decrease.

Current asset investments

The group's trade investments are classified as financial instruments and accounted for at fair value through profit and loss.

Trade investments are equity investments over which the group has no influence, joint control or control and are initially measured at transaction price. Transaction price includes transaction costs, except where trade investments are measured at fair value through profit or loss when transaction costs are expensed to profit as incurred.

Cash and cash equivalents
Cash and cash equivalents are basic financial instruments and include cash in hand, deposits held at call with banks, and invoice discounting facilities.

Financial instruments

The group has elected to apply the provisions of Section 11 ‘Basic Financial Instruments’ and Section 12 ‘Other Financial Instruments Issues’ of FRS 102 to all of its financial instruments.

Financial instruments are recognised when the group becomes party to the contractual provisions of the instrument.

Financial assets and liabilities are offset and the net amounts presented in the financial statements when there is a legally enforceable right to set off the recognised amounts and there is an intention to settle on a net basis or to realise the asset and settle the liability simultaneously.

CBS BUTLER HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE TWO YEARS ENDED 31 DECEMBER 2016

1	Accounting policies (Continued)

Basic financial assets

Basic financial assets, which include trade and other debtors and cash and bank balances, are initially measured at transaction price including transaction costs and are subsequently carried at amortised cost using the effective interest method unless the arrangement constitutes a financing transaction, where the financial asset is measured at the present value of the future receipts discounted at a market rate of interest.

Other financial assets

Other financial assets, including trade investments, are initially measured at fair value, which is normally the transaction price. Such assets are subsequently carried at fair value and the changes in fair value are recognised in profit or loss, except that investments in equity instruments that are not publicly traded and whose fair values cannot be measured reliably are measured at cost less impairment.

Impairment of financial assets

Financial assets, other than those held at fair value through profit and loss, are assessed for indicators of impairment at each reporting end date.

Financial assets are impaired where there is objective evidence that, as a result of one or more events that occurred after the initial recognition of the financial asset, the estimated future cash flows have been affected. If an asset is impaired, the impairment loss is the difference between the carrying amount and the present value of the estimated cash flows discounted at the asset’s original effective interest rate.  The impairment loss is recognised in profit or loss.

If there is a decrease in the impairment loss arising from an event occurring after the impairment was recognised, the impairment is reversed. The reversal is such that the current carrying amount does not exceed what the carrying amount would have been, had the impairment not previously been recognised. The impairment reversal is recognised in profit or loss.

Derecognition of financial assets

Financial assets are derecognised only when the contractual rights to the cash flows from the asset expire or are settled, or when the group transfers the financial asset and substantially all the risks and rewards of ownership to another entity, or if some significant risks and rewards of ownership are retained but control of the asset has transferred to another party that is able to sell the asset in its entirety to an unrelated third party.

Classification of financial liabilities

Financial liabilities and equity instruments are classified according to the substance of the contractual arrangements entered into. An equity instrument is any contract that evidences a residual interest in the assets of the group after deducting all of its liabilities.

Basic financial liabilities

Basic financial liabilities, including trade and other creditors, bank loans and invoice discounting facilities are initially recognised at transaction price unless the arrangement constitutes a financing transaction, where the debt instrument is measured at the present value of the future payments discounted at a market rate of interest.

Debt instruments are subsequently carried at amortised cost, using the effective interest rate method.

Derecognition of financial liabilities
Financial liabilities are derecognised when, and only when, the group's contractual obligations are discharged, cancelled, or they expire.

CBS BUTLER HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE TWO YEARS ENDED 31 DECEMBER 2016

1	Accounting policies (Continued)

Equity instruments

Equity instruments issued by the group are recorded at the fair value of the proceeds received, net of direct issue costs. Dividends payable on equity instruments are recognised as liabilities once they are no longer at the discretion of the group.

Taxation

The tax expense represents the sum of the current tax expense and deferred tax expense.  Current tax assets are recognised when tax paid exceeds the tax payable.

Current and deferred tax is charged or credited to profit or loss, except when it relates to items charged or credited to other comprehensive income or equity, when the tax follows the transaction or event it relates to and is also charged or credited to other comprehensive income, or equity.

Current tax assets and current tax liabilities and deferred tax assets and deferred tax liabilities are offset, if and only if, there is a legally enforceable right to set off the amounts and the entity intends either to settle on the net basis or to realise the asset and settle the liability simultaneously.

Current tax is based on taxable profit for the year. Current tax assets and liabilities are measured using tax rates that have been enacted or substantively enacted by the reporting date.

Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realised or the liability is settled based on tax rates that have been enacted or substantively enacted by the reporting date.

Deferred tax liabilities are recognised in respect of all timing differences that exist at the reporting date.  Timing differences are differences between taxable profits and total comprehensive income that arise from the inclusion of income and expenses in tax assessments in different periods from their recognition in the financial statements.  Deferred tax assets are recognised only to the extent that it is probable that they will be recovered by the reversal of deferred tax liabilities or other future taxable profits.

Employee benefits

The costs of short-term employee benefits are recognised as a liability and an expense.

The cost of any unused holiday entitlement is recognised in the period in which the employee’s services are received.

Termination benefits are recognised immediately as an expense when the group is demonstrably committed to terminate the employment of an employee or to provide termination benefits.

Retirement benefits

For defined contribution schemes the amount charged to profit or loss is the contributions payable in the year.  Differences between contributions payable in the year and contributions actually paid are shown as either accruals or prepayments.

CBS BUTLER HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE TWO YEARS ENDED 31 DECEMBER 2016

1	Accounting policies (Continued)

Share-based payments

The group grants share options ("equity-settled share-based payments") to certain employees.

Equity-settled share-based payments are measured at fair value at the date of grant by reference to the fair value of the equity instruments granted using the Black-Scholes model.  The fair value determined at the grant date is expensed on a straight-line basis over the vesting period, based on the estimate of shares that will eventually vest.  A corresponding adjustment is made to equity.

When the terms and conditions of equity-settled share-based payments at the time they are granted are subsequently modified, the fair value of the share-based payment under the original terms and conditions (the "original fair value") and under the modified terms and conditions (the "modified fair value") are both determined at the date of the modification. Any excess of the modified fair value over the original fair value is recognised over the remaining vesting period in addition to the grant date fair value of the original share-based payment. The share-based payment expense is not adjusted if the modified fair value is less than the original fair value.

Cancellations or settlements (including those resulting from employee redundancies) are treated as an acceleration of vesting and the amount that would have been recognised over the remaining vesting period is recognised immediately.

Leases

Rentals payable under operating leases, including any lease incentives received, are charged to income on a straight line basis over the term of the relevant lease except where another more systematic basis is more representative of the time pattern in which economic benefits from the lease asset are consumed.

Foreign exchange

Transactions in currencies other than the functional currency (foreign currency) are initially recorded at the exchange rate prevailing on the date of the transaction.

Monetary assets and liabilities denominated in foreign currencies are translated at the rate of exchange ruling at the reporting date.  Non-monetary assets and liabilities denominated in foreign currencies are translated at the rate ruling at the date or the transaction, or, if the asset or liability is measured at fair value, the rate when that fair value was determined.

All translation differences are taken to profit or loss, except to the extent that they relate to gains or losses on non-monetary items recognised in other comprehensive income, when the related translation gain or loss is also recognised in other comprehensive income.

Assets and liabilities of overseas subsidiaries (including goodwill and fair value adjustments in relation to overseas subsidiaries) are translated into the Group’s presentational currency at the rate ruling at the reporting date. Income and expenses of overseas subsidiaries are translated at the average rate for the year as the directors consider this to be a reasonable approximation to the rate at the date of the transaction. Translation differences are recognised in other comprehensive income and accumulated equity.

CBS BUTLER HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE TWO YEARS ENDED 31 DECEMBER 2016

2	Judgements and key sources of estimation uncertainty

In the application of the group’s accounting policies, the directors are required to make judgements, estimates and assumptions about the carrying amount of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised where the revision affects only that period, or in the period of the revision and future periods where the revision affects both current and future periods.

Key sources of estimation uncertainty
The estimates and assumptions which have a significant risk of causing a material adjustment to the carrying amount of assets and liabilities are as follows.

Share based payments

Significant management estimation is involved in determining the average fair value of share options granted during the year. Management consider the Black-Scholes model is the most appropriate valuation method to apply due to the relatively short contractual lives of the options, being exercisable at the sooner of three years from the date of grant or a change in control of the business.

The expected life used in the model has been adjusted, based on management's best estimate, for the effect of non-transferability, exercise restrictions, and behavioural considerations.

Non-vesting conditions and market conditions are taken into account when estimating the fair value of the option at grant date, including returns on government gilts to calculate a risk free rate, and benchmarking the volatility of listed recruitment companies specialising in similar sectors to the group. Service conditions and non-market performance conditions are taken into account by adjusting the number of options expected to vest at each reporting date.

Presentation of exceptional items

Management makes judgements as to whether individual items of income or expenditure which occur in the ordinary course of trade should be separately disclosed as exceptional items. They consider the materiality of the item and its impact on the understanding of a reader of the financial statements.

CBS BUTLER HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE TWO YEARS ENDED 31 DECEMBER 2016

3	Turnover and other revenue

	An analysis of the group's turnover is as follows:

		2016	2015
		£	£
	Turnover analysed by class of business
	Provision of recruitment services	48,869,773	51,612,730

	Turnover analysed by geographical market
		2016	2015
		£	£

	United Kingdom	39,981,175	42,086,030
	Rest of Europe	4,786,742	4,584,166
	USA	1,887,482	2,514,891
	Rest of World	2,214,374	2,427,643

		48,869,773	51,612,730

4	Exceptional costs	2016	2015
		£	£

	Loss on disposal of operations	26,739	-

On 18 August 2016, the Group disposed of its 49% holding in CBS Butler Qatar LLC for £nil consideration. CBS Butler Qatar LLC provided consultancy and management services. The assets and liabilities of the company at the date of disposal were comprised solely of cash at bank of £26,739.

Furthermore, the group is in the process of closing down the operations of its subsidiary, Butler Wells International Limited.

CBS BUTLER HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE TWO YEARS ENDED 31 DECEMBER 2016

5	Employees

	The average monthly number of persons (including directors) employed during the year was:

		2016	2015
		Number	Number

	Technical staff	84	86
	Administrative staff	33	26

		117	112

	Their aggregate remuneration comprised:
		Group
		2016	2015
		£	£

	Wages and salaries	3,735,008	4,161,351
	Social security costs	457,048	439,881
	Pension costs	296,794	271,518

		4,488,850	4,872,750

6	Directors' remuneration
		2016	2015
		£	£

	Remuneration for qualifying services	68,723	56,574
	Directors' fees	72,000	72,000
	Group pension contributions to defined contribution schemes	15,500	10,580

		156,223	139,154

CBS BUTLER HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE TWO YEARS ENDED 31 DECEMBER 2016

6	Directors' remuneration (Continued)

	The number of directors for whom retirement benefits are accruing under defined contribution schemes amounted to 2 (2015 - 2).

7	Operating profit
		2016	2015
		£	£
	Operating profit for the year is stated after charging/(crediting):

	Exchange (gains)/losses	(86,738)	46,220
	Depreciation of owned tangible fixed assets	96,967	127,572
	Loss on disposal of tangible fixed assets	-	42,126
	Share-based payments	23,139	16,399
	Operating lease charges	283,659	315,759

8	Auditor's remuneration
		2016	2015
	Fees payable to the group's auditor and associates:	£	£

	For audit services
	Audit of the financial statements of the group	22,500	23,300

9	Interest payable and similar expenses
		2016	2015
		£	£
	Interest on financial liabilities measured at amortised cost:
	Interest on bank overdrafts and loans, and invoice discounting facility	161,320	201,400

		161,320	201,400
	Other finance costs:
	Other interest	2,236	3,772

	Total finance costs	163,556	205,172

CBS BUTLER HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE TWO YEARS ENDED 31 DECEMBER 2016

10	Taxation
		2016	2015
		£	£
	Current tax
	UK corporation tax on profits for the current period	436,001	297,835
	Adjustments in respect of prior periods	2,036	(5,571)

	Total current tax	438,037	292,264

	Deferred tax
	Origination and reversal of timing differences	(15,107)	(5,267)
	Changes in tax rates	4,400	2,215

	Total deferred tax	(10,707)	(3,052)

	Total tax charge	427,330	289,212

	The total tax charge for the year included in the income statement can be reconciled to the profit before tax multiplied by the standard rate of tax as follows:

		2016	2015
		£	£

	Profit before taxation	1,944,745	998,739

	Expected tax charge based on the standard rate of corporation tax in the UK of 20.00% (2015: 20.00%)	388,949	199,748
	Tax effect of expenses that are not deductible in determining taxable profit	24,740	69,185
	Adjustments in respect of prior years	2,036	(5,571)
	Depreciation on assets not qualifying for tax allowances	1,679	4,840
	Tax chargeable at different rates	12,532	12,893
	Other tax adjustments	(2,606)	953
	Deferred tax not recognised	-	3,884
	Share-based payment charge	-	3,280

	Taxation for the year	427,330	289,212

During the period, the UK main corporation tax rate was 20%, which was substantively enacted on 26 October 2015, effective from 1 April 2015. A reduction from 20% to 19% from 1 April 2017 was announced in the Finance (No. 2) 2015 Act, which had its third reading in the House of Commons on 26 October 2015. The UK main corporation tax rate will reduce to 17% from 1 April 2020, announced in the Finance Bill 2016, which was substantively enacted on 12 September 2016. The changes have been substantively enacted at the balance sheet date and are therefore recognised in these financial statements in the measurement of the deferred tax liability.

CBS BUTLER HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE TWO YEARS ENDED 31 DECEMBER 2016

11	Intangible fixed assets

			Goodwill
			£
	Cost
	At 1 January 2015, 31 December 2015 and 31 December 2016		264,915

	Amortisation and impairment
	At 1 January 2015, 31 December 2015 and 31 December 2016		264,915

	Carrying amount
	At 31 December 2015 and 31 December 2016		-

12	Tangible fixed assets

		Plant and equipment	Fixtures and fittings	Total
		£	£	£
	Cost
	At 1 January 2015	420,968	292,301	713,269
	Additions	29,509	82,100	111,609
	Disposals	(73,717)	(25,022)	(98,739)

	At 31 December 2015 and 1 January 2016	376,760	349,379	726,139
	Additions	19,339	40,134	59,473
	Disposals	-	(3,775)	(3,775)

	At 31 December 2016	396,099	385,738	781,837

	Depreciation and impairment
	At 1 January 2015	185,811	217,330	403,141
	Charge for the year	67,699	59,903	127,572
	Impairments	-	12,800	12,800
	Disposals	(31,681)	(24,932)	(56,613)

	At 31 December 2015 and 1 January 2016	221,799	265,101	486,900

	Depreciation charged in the year	52,126	44,841	96,967
	Eliminated in respect of disposals	-	(3,775)	(3,775)

	At 31 December 2016	273,925	306,167	580,092

	Carrying amount
	At 31 December 2015	154,961	84,278	239,239

	At 31 December 2016	122,174	79,571	201,745

CBS BUTLER HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE TWO YEARS ENDED 31 DECEMBER 2016

13	Fixed asset investments
		2016	2015
		£	£

	Other investments	39,912	39,912

	Other investments are artwork which are valued at cost.

	Movements in fixed asset investments
		Other
		£
	Cost
	At 1 January 2015, 31 December 2015 and 31 December 2016	39,912

	Carrying amount
	At 31 December 2016	39,912

	At 31 December 2015	39,912

CBS BUTLER HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE TWO YEARS ENDED 31 DECEMBER 2016

14	Debtors
		2016	2015
	Amounts falling due within one year:	£	£

	Trade debtors	7,493,577	8,945,261
	Corporation tax recoverable	477,477	262,551
	Other debtors	1,718,831	1,084,320
	Prepayments and accrued income	212,747	163,367

		9,902,632	10,455,499
	Deferred tax asset (note 20)	96,617	86,740

		9,999,249	10,542,239

During the year, a credit of £205,747 (2015: £452,554 loss) was recognised in respect of trade debtors due from customers that had previously been provided for.

The group has entered into an invoice discounting agreement with recourse. Amounts due to the factoring company which amount to £4,681,202 (2015: £5,980,376) at the year-end are secured on the related trade debtors.

Included in other debtors are directors' loan accounts totalling £1,635,542 (2015: £1,040,202). These amounts are interest free, unsecured, and repayable on demand.

CBS BUTLER HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE TWO YEARS ENDED 31 DECEMBER 2016

15	Current asset investments
			2016	2015
			£	£

	Listed investments		6,902	3,928

	Listed investments carrying amount		6,902	3,928

The fair values of the listed equity investments are based on quoted market prices for the equity shares using the current bid price. The cost of the shares held at 31 December 2016 was £40,000 (2015: £40,000).

16	Creditors: amounts falling due within one year
			2016	2015
		Notes	£	£

	Bank loans and overdrafts	18	142,857	857,143
	Invoice discounting	18	4,681,202	5,980,376
	Trade creditors		168,467	166,757
	Amounts due to group undertakings		-	-
	Corporation tax payable		653,212	538,391
	Other taxation and social security		378,614	413,964
	Other creditors		819,845	770,525
	Accruals and deferred income		657,338	731,283

			7,501,535	9,458,439

	At 31 December 2016, pension contributions of £51,594 (2015: £29,342) were outstanding and included in the financial statements as creditors due within one year.

17	Creditors: amounts falling due after more than one year

			2016	2015
		Notes	£	£

	Bank loans and overdrafts	18	-	142,857

CBS BUTLER HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE TWO YEARS ENDED 31 DECEMBER 2016

18	Borrowings
				2016	2015
				£	£

	Bank loans			142,857	857,143
	Invoice discounting			4,681,202	5,980,376

				4,824,059	6,980,376

	Payable within one year			4,824,059	6,837,519
	Payable after one year			-	142,857

Amounts of £4,681,202 (2015: £5,980,376) due under a confidential invoice discounting arrangement are secured against the trade debts to which they relate.

The remaining bank loans are secured by fixed and floating charges over all of the assets of the group. These were repaid in full on 20 February 2017.

19	Financial instruments
				2016	2015
				£	£
	Carrying amount of financial assets
	Debt instruments measured at amortised cost			9,204,659	10,549,588
	Instruments measured at fair value through profit or loss			6,902	3,928

	Carrying amount of financial liabilities
	Measured at amortised cost			6,469,709	9,185,957

20	Deferred taxation

	The major deferred tax liabilities and assets recognised by the group are:

		Liabilities	Liabilities	Assets	Assets
		2016	2015	2016	2015
	Group	£	£	£	£

	Accelerated capital allowances	6,714	7,544	-	-
	Other	-	-	96,617	86,740

		6,714	7,544	96,617	86,740

CBS BUTLER HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE TWO YEARS ENDED 31 DECEMBER 2016

20	Deferred taxation (Continued)

		2016	2015
		£	£
	Movements in the year:

	Liability/(asset) at 1 January 2016	(79,176)	(76,144)
	Credit to profit or loss	(10,707)	(3,052)

	Liability/(asset) at 31 December 2016	(89,903)	(79,196)

The deferred tax asset set out above relates to share based payments provision, and other short term timing differences in relation to disallowable provisions, which are expected to reverse after 12 months. The deferred tax liability set out above is expected to reverse within 12 months and relates to accelerated capital allowances that are expected to mature within the same period.

21	Retirement benefit schemes
		2016	2015
	Defined contribution schemes	£	£

	Charge to profit or loss in respect of defined contribution schemes	296,794	271,518

	A defined contribution pension scheme is operated for all qualifying employees. The assets of the scheme are held separately from those of the group in an independently administered fund.

22	Share capital
		2016	2015
	Ordinary share capital	£	£
	Issued and fully paid
	1,325,000 "A" ordinary shares of 10p each	132,500	132,500
	300,000 "B" ordinary shares of 10p each	30,000	30,000

		162,500	162,500

The "A" ordinary shares, which carry no right to fixed income, each carry the right to one vote at general meetings of the group. The "B" ordinary shares carry no voting rights, but rank equally with the "A" ordinary shares in all other matters.

CBS BUTLER HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE TWO YEARS ENDED 31 DECEMBER 2016

23	Reserves

	Capital redemption reserve
	The nominal value of shares repurchased by the group. The cumulative number of shares repurchased at the end of the reporting period was 125,000 (2015: 125,000).

	Other reserves

Other reserves comprise the share-based payment reserve which is the cumulative share-based payment charge. Lapses of options prior to the vesting date result in a transfer between reserves to offset the profit and loss impact to the date of lapse.

	Profit and loss reserves
	Cumulative profit and loss net of distributions to owners.

24	Cash generated from group operations
		2016	2015
		£	£

	Profit for the year after tax	1,517,415	712,656

	Adjustments for:
	Taxation charged	427,330	289,212
	Finance costs	163,556	205,172
	(Gain)/loss on disposal of tangible fixed assets	-	42,126
	Loss on disposal of operations	26,739	-
	Depreciation and impairment of tangible fixed assets	96,967	140,372
	Foreign exchange gains on cash equivalents	-	163
	Other gains and losses	(2,974)	-
	Equity settled share based payment expense	23,139	16,399

	Movements in working capital:
	Decrease/(increase) in debtors	767,793	(1,282,592)
	(Decrease) in creditors	(74,295)	(113,943)

	Cash generated from operations	2,945,670	9,565

CBS BUTLER HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE TWO YEARS ENDED 31 DECEMBER 2016

25	Operating lease commitments

	Lessee

Operating lease payments represent rentals payable by the group for its property and for motor vehicles. Motor leases are negotiated for an average term of 3 years and rentals are fixed for an average of 3 years.

	At the reporting end date the group had outstanding commitments for future minimum lease payments under non-cancellable operating leases, which fall due as follows:

				2016	2015
				£	£

	Within one year			186,345	248,884
	Between one and five years			617,718	676,054
	In over five years			866,611	1,017,326

				1,670,674	1,942,264

26	Share-based payment transactions

Certain employees participate in the Group's share option scheme. The options are granted with a fixed exercise price, are exercisable at the earlier of three years after the date of grant or a change in control of the group, and expire ten years after the date of grant. Employees are not entitled to dividends until the options are exercised. Vesting of the options is subject to continued employment within the Group.

On exercise of the options by the employees, the Group issues new "B" ordinary shares.

	Group	Number of share options		Weighted average exercise price
		2016	2015	2016	2015
		Number	Number	£	£

	Outstanding at 1 January 2016	131,000	170,450	0.19	0.19
	Issued	362,500	-	0.65	-
	Lapsed	(128,000)	(39,450)	0.63	0.20
	Expired	(40,000)	-	0.10	-

	Outstanding at 31 December 2016	325,500	131,000	0.54	0.19

	Exercisable at 31 December 2016	20,305	102,000	0.10	0.16

CBS BUTLER HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE TWO YEARS ENDED 31 DECEMBER 2016

26	Share-based payment transactions (Continued)

	Group

The weighted average fair value of options granted in the year was determined using the Black-Scholes option pricing model. The Black-Scholes model is considered to apply the most appropriate valuation method due to the relatively short contractual lives of the options and the requirement to exercise within a short period after the employee becomes entitled to the shares (the “vesting date").

The expected life used in the model has been adjusted, based on management’s best estimate, for the effect of non-transferability, exercise restrictions, and behavioural considerations.

Non-vesting conditions and market conditions are taken into account when estimating the fair value of the option at grant date. Service conditions and non-market performance conditions are taken into account by adjusting the number of options expected to vest at each reporting date.

	Inputs were as follows:
		2016	2015

	Weighted average share price	6.23	2.68
	Weighted average exercise price	0.54	0.19
	Expected volatility	40.00	40.00
	Risk free rate	0.50	3.00
	Expected dividends yields	0.07	0.10

During the year, the Group modified the share scheme to reflect its qualification as an EMI scheme following the disposal of the Qatar subsidiary company. The modified awards had the same targets and the vesting period was extended to three years from the date of modification. No other amendments to the scheme were made.

		2016	2015
		£	£
	Expenses recognised in the year
	Arising from equity settled share based payment transactions	23,139	16,399

CBS BUTLER HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE TWO YEARS ENDED 31 DECEMBER 2016

27	Related party transactions

	Remuneration of key management personnel
	The remuneration of key management personnel of the group is as follows:

		2016	2015
		£	£

	Aggregate compensation	428,170	234,279

	Transactions with related parties
	During the year the group entered into the following transactions with related parties:

		Rental payments
		2016	2015
		£	£
	Group
	Key management personnel	150,715	150,715

	The following amounts were outstanding at the reporting end date:

		Amounts owed to related parties
		2016	2015
		£	£
	Group
	Key management personnel	280,000	208,000

	The following amounts were outstanding at the reporting end date:

		Amounts owed by related parties
		2016	2015
		Balance	Balance
		£	£
	Group
	Key management personnel	1,635,542	1,040,202

The amounts outstanding are repayable on demand, unsecured, non-interest bearing and will be settled in cash. No guarantees have been given or received. No expense has been recognised in the year (2015: £nil) in respect of bad debts from related parties.

CBS BUTLER HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE TWO YEARS ENDED 31 DECEMBER 2016

28	Directors' transactions

	Advances or credits have been granted by the group to its directors as follows:

	Description	% Rate	Opening balance	Amounts advanced	Amounts repaid	Closing balance
			£	£	£	£

	Director Loan Account	-	85,628	75,154	-	160,782
	Director Loan Account	-	954,574	520,516	(330)	1,474,760

			1,040,202	595,670	(330)	1,635,542

29	Financial commitments, guarantees and contingent liabilities

In order for a subsidiary company, Butler Wells International Limited, to take the audit exemption under section 479A of the Companies Act 2006, the Company has guaranteed all outstanding liabilities of this subsidiary company at 31 December 2016 until those liabilities are satisfied in full.

30	Controlling party

At the balance sheet dates, the group was under the ultimate control of D R Leyshon, a director. On 19 September 2017, control changed and the group was sold to Staffing 360 Solutions, Inc, a company registered in the United States of America and listed on Nasdaq. From this date, the directors consider there is no individual controlling party.

31	UK GAAP to US GAAP reconciliation

	Differences between generally accepted accounting principles in the United Kingdom and those in the United States were evaluated and no material differences were identified.